Exhibit 2.2

Exhibit B

Form of Indemnity Agreement

See attached.

Indemnity Agreement

Reference is hereby made to that certain Receivable Purchase Agreement, dated as of February 3, 2023 (as may be amended, supplemented or otherwise modified from time to time, the “Receivable Purchase Agreement”), by and among ELIXIR INSURANCE COMPANY, an Ohio domiciled insurance company (“Seller”), Part D Receivable Trust 2020-1 with respect to Series G thereof, a Delaware statutory trust (“Purchaser”) beneficially owned, directly or indirectly, by Bank of America, N.A. (“BOA”), and, solely for purposes of Section 2(h), Section 4(k) and Section 6(e) thereof, Part D Receivable Trust 2020-1 with respect to Series F thereof, a Delaware statutory trust beneficially owned, directly or indirectly, by BOA. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Receivable Purchase Agreement.

To induce Purchaser to enter the Receivable Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RITE AID CORPORATION, a Delaware corporation (the “Indemnitor”), hereby agrees (this “Indemnity Agreement”) as follows:

SECTION 1.         Indemnity. Upon the occurrence of a Trigger Event (as defined below), the Indemnitor agrees to be unconditionally, jointly and severally liable with Seller in the amount of, and to indemnify, reimburse and hold Purchaser harmless from, any actual liability, loss, damage, cost or expense (including but not limited to the reasonable and documented fees and expenses of one counsel for Purchaser) actually suffered or incurred by Purchaser (including the reasonable and documented fees and expenses of one counsel for Purchaser in connection with enforcing this Indemnity Agreement) resulting from any of the events specified in subsections (a) through (h) below (in each case, a “Trigger Event”); provided that, the liability of Indemnitor hereunder shall not exceed the liability of Seller to Purchaser under the Receivable Purchase Agreement plus any costs or expenses incurred by Purchaser in connection with the enforcement of this Indemnity Agreement (the obligations of the Indemnitor under this Indemnity Agreement, the “Indemnified Obligations”):

(a)            fraud, intentional misrepresentation or willful misconduct by Seller in connection with the Receivable Purchase Agreement or the transactions contemplated thereby;

(b)            the Seller’s intentional misapplication or misappropriation of Collections Payments in respect of the Purchased Receivable; provided that Purchaser acknowledges that the commingling of Collections Payments with other receivables of Seller from Account Debtor in the Sweep Account shall not constitute a breach or default under the Receivables Purchase Agreement;

(c)            the failure to vest in Purchaser a valid ownership interest in the Purchased Receivable and the proceeds and Collections Payments in respect thereof free and clear of any Liens or encumbrances of any kind or nature whatsoever (other than those granted under the Receivable Purchase Agreement, the Receivable Purchase Agreement dated October 13, 2022, any similar receivable purchase agreement between the Purchaser, BOA, or an affiliate thereof, or as a result of actions by Purchaser);

(d)            the occurrence of any counterclaim, defense, offset, write-off, recoupment, reduction, return or other allowances against the Purchased Receivable resulting from or related to the facts or circumstances described in the DOJ CID;

(e)            the commingling by Seller or Servicer of Collections Payments at any time with other funds of Seller, Servicer or any other Person; provided that Purchaser acknowledges that the commingling of Collections Payments with other receivables of Seller from Account Debtor in the Sweep Account shall not constitute a breach or default under the Receivables Purchase Agreement;

(f)            Seller or Servicer (x) instructs Account Debtor to pay amounts owing in respect of the Purchased Receivable to an account other than the Sweep Account or the Purchaser Account, except as otherwise agreed to or (y) grants to any other Person dominion or control of the Sweep Account;

(g)            the breach of any representation, warranty or covenant of the Indemnitor under this Indemnity Agreement; provided that the breach of any representation, warranty or covenant of the Indemnitor under this Indemnity Agreement shall not constitute a Trigger Event unless such breach would reasonably be expected to have a material adverse effect on Purchaser’s ability to collect the Purchased Receivable; or

(h)            the United States Department of Justice initiates a legal action as a result of the DOJ CID or joins or pursues or intervenes in any legal action against Seller as a result of the DOJ CID.

SECTION 2.         Representations and Warranties. The Indemnitor hereby makes the following representations and warranties as of the date hereof:

(a)            It is validly formed, duly organized and existing and in good standing as a corporation under the laws of the State of Delaware.

(b)            It has all requisite power and authority to execute and deliver this Indemnity Agreement and to perform its obligations hereunder.

(c)            It is duly qualified to do business and in receipt of all necessary licenses and approvals in each jurisdiction where the failure to be so qualified, licensed or approved could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Indemnity Agreement.

(d)            The execution and delivery of this Indemnity Agreement, and the performance of its obligations hereunder, have been duly and validly authorized by all necessary corporate action.

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(e)            This Indemnity Agreement constitutes the legal, valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(f)            Neither the execution and delivery by the Indemnitor of this Indemnity Agreement, nor the performance of its obligations hereunder, (x) conflicts with or violates or results in a breach of any of the provisions of, or constitutes a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its property is bound or (y) conflicts with or violates or constitutes a default or result in a material violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject except, in the case of clauses (x) and (y) above, such conflict, violation or default as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Indemnity Agreement.

(g)            There are no legal or administrative proceedings or investigations pending or, to the actual knowledge of the Indemnitor, threatened, against it by any governmental authority or body or any arbitrator with respect to the Indemnitor, except as would not reasonably be expected to cause a material adverse effect on its ability to perform its obligations under this Indemnity Agreement.

(h)            No approval, authorization, declaration or consent of, or registration with, any governmental authority, other than those approvals, authorizations, declarations, consents or registrations received or completed as of the date hereof, is necessary for the execution or delivery by the Indemnitor of any of this Indemnity Agreement or the performance of its obligations hereunder except for ordinary course Securities Exchange Act of 1934 filings following the date of the Receivable Purchase Agreement, or except to the extent the failure to obtain such approval, authorization, declaration or consent of, or registration with, would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Indemnity Agreement.

SECTION 3.          Indemnity Agreement Absolute. The Indemnified Obligations shall be paid strictly in accordance with the terms of the Receivable Purchase Agreement and this Indemnity Agreement. This Indemnity Agreement is a primary obligation of the Indemnitor and not merely a contract of surety. The liability of the Indemnitor under this Indemnity Agreement shall be absolute, irrevocable and unconditional irrespective of:

(a)	any lack of validity, regularity or enforceability of the Receivable Purchase Agreement with respect to the Seller;

(b)	any failure on the part of the Purchaser or any other Person to exercise, or any delay in exercising, any right under the Receivable Purchase Agreement, except to the extent the Indemnitor is materially prejudiced as a result thereof, and then only to the extent of such material prejudice; or

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(c)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, Seller or the Indemnitor with respect to the Indemnified Obligations (including, without limitation, all defenses based on suretyship, and all defenses that Indemnitor or Seller may assert to the repayment of the Indemnified Obligations, including, without limitation, failure of consideration, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury, other than, in each case (and including with respect to Section 4 herein), any defense (x) available to the Seller under the Receivable Purchase Agreement based on any act or omission of the Purchaser under the Receivable Purchase Agreement or any breach by Purchaser of the covenants, representations and warranties set forth in the Receivable Purchase Agreement or (y) that the Indemnified Obligations have been paid in full).

The Indemnitor hereby agrees that if Seller is the subject of an Insolvency Event, it will not assert the pendency of such case or any order entered therein as a defense to the timely payment of the Indemnified Obligations. The Indemnitor hereby waives notice of or proof of reliance by the Purchaser upon this Indemnity Agreement, and the Indemnified Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or reduced (as to Seller only) in reliance upon this Indemnity Agreement.

For the avoidance of doubt, the terms of this Indemnity Agreement shall not be construed to require the Indemnitor to take any action under this Indemnity Agreement in connection with the servicing, administration or enforcement of the Purchased Receivable that Seller is not required to take under the Receivable Purchase Agreement.

SECTION 4.         Waiver. The Indemnitor hereby waives, for the benefit of the Purchaser (a) any right to require the Purchaser, as a condition of payment or performance by the Indemnitor, to (x) proceed against Seller for payment of the Indemnified Obligations or any other Person or (y) pursue any other remedy in the power of the Purchaser whatsoever for payment of the Indemnified Obligations; (b) any defense arising by reason of the incapacity, lack of authority or any disability of Seller, including any defense based on or arising out of the lack of validity or the unenforceability of the obligations of Seller under the Receivable Purchase Agreement or any agreement or instrument relating thereto; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal obligor; (d) any defense to payment hereunder based on an amendment to the Receivable Purchase Agreement or waiver of or any consent to departure from the Receivable Purchase Agreement effected without the consent of the Indemnitor; (e)(w) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Indemnitor’s obligations hereunder, (x) the benefit of any statute of limitations affecting the Indemnitor’s liability hereunder or the enforcement hereof, (y) any rights to set-offs, recoupments and counterclaims, and (z) promptness or diligence; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under the Receivable Purchase Agreement, notices of any renewal, extension or modification of the Indemnified Obligations or the Receivable Purchase Agreement; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, other than, in each case, any defense (i) available to the Seller under the Receivable Purchase Agreement based on any act or omission of the Purchaser under the Receivable Purchase Agreement or any breach by Purchaser of the covenants, representations and warranties set forth in the Receivable Purchase Agreement or (ii) that the Indemnified Obligations have been paid in full.

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SECTION 5.         Right of Setoff. In addition to and not in limitation of all rights of offset that the Purchaser or any of its Affiliates may have under applicable law, and whether or not the Purchaser has made any demand, the Purchaser shall have the right to set off and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any and all deposits (general or special, time or demand, provisional or final, or any other type, but excluding any payroll, fiduciary, trust, withholding, or other similar accounts) at any time held and any other indebtedness at any time owing by the Purchaser to or for the credit or the account of the Indemnitor against any and all of the Indemnified Obligations then due and payable hereunder; provided, however, notwithstanding the foregoing, BOA shall not have the right to set off against the obligations of the Indemnitor hereunder (a) any obligation of BOA to make or maintain any loans in its capacity as lender to the Indemnitor or any Subsidiary or Affiliate thereof (provided that the foregoing shall in no way be deemed to constitute a waiver of any right or remedy that BOA may have under any such facility for any breach, default or event of default with respect to the Indemnitor or any Affiliate), (b) any fiduciary, trust, withholding, or other similar accounts held for the Seller by BOA, or (c) any obligation under a similar receivable purchase agreement between the Seller, Purchaser, BOA or an affiliate thereof, other than the Receivable Purchase Agreement as of February 3, 2023. If the Purchaser exercises any of its rights under this Section 5, the Purchaser shall provide notice to the Indemnitor of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights. Notwithstanding anything to the contrary herein, the Purchaser shall not exercise any right of setoff in this Section 5 (x) until the Purchaser has provided notice of the exercise of such right to Indemnitor, and (y) with respect to any amounts that are subject to a bona fide dispute resolution pursuant to Section 17 of the Receivable Purchase Agreement.

SECTION 6.         Termination. Upon (a) payment by the Indemnitor of the full amount of the Indemnified Obligations or (b) the occurrence of the Termination Date, this Indemnity Agreement shall be deemed of no further force and effect (the “Indemnity Agreement Termination Date”); provided, that to the extent that the Purchaser has made a claim hereunder prior to the Indemnity Agreement Termination Date, the Indemnity Agreement Termination Date solely with respect to such claim shall be extended until such claim has been resolved (x) to the satisfaction of the Purchaser or (y) by a court of competent jurisdiction on a final and non-appealable basis. Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by the Purchaser with respect to the Indemnified Obligations is avoided, rescinded, set aside or must otherwise be returned or repaid by the Purchaser whether in any bankruptcy, reorganization, insolvency or similar proceeding involving Seller, the Indemnitor or otherwise, the Indemnified Obligations shall be reinstated (without any further action by any party) and shall be enforceable against the Indemnitor and its respective successors or assigns.

SECTION 7.          General Provisions. The provisions of Section 16 and Section 18 of the Receivable Purchase Agreement shall apply to this Indemnity Agreement, mutatis mutandis.

[signature page follows]

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IN WITNESS WHEREOF, the Indemnitor has duly executed and delivered this Indemnity Agreement as of the date first written above.

RITE AID CORPORATION,
as the Indemnitor

By:	/s/ Rand Greenblatt
	Name:	Rand Greenblatt
	Title:	Chief Financial Officer

[Signature Page to Indemnity Agreement]

ACKNOWLEDGED AND AGREED TO:

PART D RECEIVABLE TRUST 2020-1, acting solely with respect to Part D Receivable Trust 2020-1, Series G, as Purchaser

By: BANK OF AMERICA, N.A., not in its individual capacity but solely as Administrator

By:
Name:
Title:

Exhibit B

Exhibit C

Form of Secretary’s Certificate of Seller

ELIXIR INSURANCE COMPANY
Secretary’s Certificate

February 3, 2023

Organization Name: Elixir Insurance Company

State Where Organized: Ohio

Type of Organization:	🗹 Corporation	☐ Limited Liability Organization	☐ Partnership
	☐ Association	☐ Sole Proprietorship	☐ ____________
(indicate other)

I, Mitch Kempker, DO HEREBY CERTIFY that I am an officer of, and authorized to certify on behalf of, the above named organization (the “Organization”), that I am the keeper of the minutes and records of the Organization, and that as of the date of this Certificate:

1.            Each of the persons named on Exhibit A attached hereto presently holds the office in the Organization set forth next to such person’s name, and next to the specification of the office held by each such person is a genuine specimen of such person’s signature.

2.            Attached hereto as Exhibit B and Exhibit C, respectively, are true, correct and complete copies of the articles of incorporation and the by-laws of the Organization as in effect on the date hereof;

3.            Attached hereto as Exhibit D is a true, correct and complete copy of certain resolutions of the Organization, which resolutions were duly adopted by the board of directors of the Organization and have not been amended, modified or rescinded since their adoption and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, I, the undersigned, have duly executed this Certificate on behalf of the Organization as of the date first written above.

By:
	Name:	Mitch Kempker
	Title:	Secretary

I, Rand Greenblatt, the duly elected, qualified and acting Chief Financial Officer of the Organization, do hereby certify as of the date first written above that Mitch Kempker is the duly elected, qualified and acting Secretary of the Organization and, as such, is authorized to execute this Certificate on behalf of the Organization, and that the signature set forth above is the genuine signature of such person.

By:
	Name:	Rand Greenblatt
	Title:	Chief Financial Officer

[Signature Page to Secretary’s Certificate (RPA)]

Exhibit A

Name	Title	Specimen

Rand Greenblatt	Chief Financial Officer

Mitch Kempker	Secretary

Exhibit C

Exhibit D

Form of Uniform Commercial Code Financing Statement

See attached.

 Exhibit D

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Print Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME **Elixir Insurance Company**			
OR 1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
1c. MAILING ADDRESS **8957 Canyon Falls Blvd**	CITY **Twinsburg**	STATE **OH** / POSTAL CODE **44118**	COUNTRY **USA**

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME			
OR 2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
2c. MAILING ADDRESS	CITY	STATE / POSTAL CODE	COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME **Part D Receivable Trust 2020-1, Series G**			
OR 3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
3c. MAILING ADDRESS c/o U.S. Bank Trust National Association, Delle Donne Corporate Center 1011 Centre Road, Suite 203	CITY **Wilmington**	STATE **DE** / POSTAL CODE **19805**	COUNTRY **USA**

4. COLLATERAL: This financing statement covers the following collateral:

All of the right, title and interest of Elixir Insurance Company ("Seller") in the outstanding amount, as of December 31, 2022, of the 2021 Medicare Part D final reconciliation payment anticipated to be paid by the Centers for Medicare & Medicaid Services, an agency within the U.S. Department of Health and Human Services ("CMS"), to Seller on or about November 3, 2023, pursuant to a contract, dated September 14, 2021, between CMS and Seller (the "Assigned Payment"). The outstanding amount of the Assigned Payment is based on all electronic prescription drug events for the period between July 1, 2022 and December 31, 2022 that have been accepted by CMS as of January 4, 2023. The Assigned Payment has been sold to Part D Receivable Trust 2020-1 with respect to Series G thereof by Seller pursuant to a purchase agreement, dated February 3, 2023, as amended and in effect from time to time (the "Purchase Agreement"). Under certain circumstances, the Purchase Agreement provides that Seller has a right to a purchase price adjustment defined as the "Aggregate Deferred Purchase Price" in the Purchase Agreement.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: ☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: ☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☑ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:
Ohio Secretary of State

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

International Association of Commercial Administrators (IACA)

[Signature Page to Secretary’s Certificate (RPA)]

Exhibit E

Form of True Sale Opinion

[*****]

Exhibit E

Exhibit F

Forms of Opinions

[*****]

Exhibit F

Exhibit G

Form of Secretary’s Certificate of Purchaser

OFFICER’S CERTIFICATE

OF

ADMINISTRATOR OF PART D RECEIVABLE TRUST 2020-1

The undersigned, an Authorized Signatory of Bank of America, N.A. as administrator (the “Trust Administrator”) of Part D Receivable Trust 2020-1, Series G (the “Trust”), hereby certifies that in connection with the Receivable Purchase Agreement, dated as of February 3, 2023 (the “Receivable Purchase Agreement”), by and among Elixir Insurance Company, as Seller and Servicer, and the Trust, as Purchaser with respect to Series G thereof, as follows:

1.	Attached hereto as Exhibit A is a true and complete copy of the Certificate of Trust of the Trust as in full force and effect as of the date hereof;

2.	Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated Trust Agreement of the Trust as in full force and effect as of the date hereof; and

3.	Attached hereto as Exhibit C is a certificate of the Secretary of State of the State of Delaware to the effect that the Trust is in good standing in its domicile state of Delaware.

Capitalized terms used herein but not defined herein have the meanings given to them in the Amended and Restated Trust Agreement of the Trust, dated as of February 19, 2020, by and among Bank of America, N.A. as depositor, U.S. Bank Trust National Association, as owner trust trustee and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as certificate registrar and as trust paying agent or in the Administration Agreement, dated as of February 19, 2020, by and between the Trust, as owner trust and Bank of America, N.A., as administrator.

[Signature Page Follows]

Exhibit G

IN WITNESS WHEREOF, I have hereunto signed my name this 3rd day of February, 2023.

By:
Authorized Signatory

Exhibit G-2

Exhibit H

Payment Reconciliation

[*****]

Exhibit H

Exhibit I

Example of CMS Monthly Plan Payment Report

[*****]

Exhibit I

Exhibit J

Form of Confidentiality Agreement

February 3, 2023

Elixir Insurance Company
8957 Canyon Falls Blvd
Twinsburg, OH 44087

Dear Mr. Schroeder:

This letter agreement (this "Agreement") concerns certain activities that may be undertaken by and among Elixir Insurance Company ("you") and Part D Receivable Trust 2020-1 (the "Purchaser") and Bank of America, National Association and its affiliates (collectively, "BOFA" and, together with the Purchaser, the "BOFA Parties") (both you and the BOFA Parties may hereafter be referred to collectively as "Parties" and individually as a "Party"). You and your Representatives (defined below) have provided the BOFA Parties and their Representatives with Confidential Information (defined below) with respect to Purchaser's acquisition of a Medicare Part D Receivable pursuant to a receivable purchase agreement, dated as of the date hereof, between you and the Purchaser with respect to Series G (such receivable purchase agreement, the "Receivable Purchase Agreement" and the transactions contemplated by the Receivable Purchase Agreement, the "Transaction").

For purposes of this Agreement:

•	"Confidential Information" means all non-public, confidential or proprietary information, data, reports, interpretations, forecasts and records containing or otherwise reflecting information pertaining to the 2022 Medicare Part D Receivable (as described in Schedule 1 of the Receivable Purchase Agreement) (including the portion of the receivable not sold pursuant to the Receivable Purchase Agreement), the 2022 Medicare Part D Final Reconciliation Payment (as defined in the Receivable Purchase Agreement) or any information provided pursuant to the Receivable Purchase Agreement or any other receivable purchase agreement between the parties or otherwise in connection with the Transaction or the transactions contemplated thereby and relating to the Transaction or the transactions contemplated thereby that is furnished prior to, on or after the date (the "Effective Date") of this Agreement by you (the "Disclosing Party") or on your behalf to the BOFA Parties (the "Receiving Party"). All information provided under Sections 5(g) and 5(i) of the Receivable Purchase Agreement shall be considered Confidential Information. Confidential Information does not include (a) information which was or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in breach of this Agreement, (b) information which was in the possession of the Receiving Party or its Representatives prior to its disclosure by the Disclosing Party (other than as a result of a receivable purchase agreement between you and Purchaser that is subject to a similar confidentiality agreement), (c) information obtained by the Receiving Party or its Representatives from a third party without, to the Receiving Party's knowledge with respect to such third party, breach of such third party's obligations of confidentiality to you, or (d) information that is independently developed by the Receiving Party or its Representatives without reference to the Confidential Information.

•	"Representative" means, as to any person, while acting in such capacity, such person's affiliates and its and their respective directors, officers, employees, agents, advisors (including, without limitation, financial advisors, legal counsel, consultants and accountants), auditors, accountants and controlling persons.

•	"Person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

The Receiving Party hereby agrees to keep all Confidential Information confidential and not to disclose any Confidential Information to any person other than those of its respective Representatives who have a reasonable need to know the Confidential Information for the purpose of evaluating, negotiating, executing, administering or enforcing the Transaction. Further, Receiving Party will protect the confidentiality of the Confidential Information in the same manner as it protects the confidentiality of its own proprietary and confidential information of like kind, and with no less than reasonable care. The Receiving Party hereby accepts responsibility for any breach of this Agreement by any of its Representatives. Notwithstanding anything to the contrary contained herein, Receiving Party and its Representatives may disclose the Confidential Information or any portion thereof without notice to the Disclosing Party, to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, to bank and securities examiners (including the United States Securities and Exchange Commission) and/or to meet any regulatory reporting obligations) having or claiming to have authority to regulate or oversee any aspect of the Receiving Party's business or that of its affiliates in connection with the exercise of such authority or claimed authority; provided, however, that (except for required periodic disclosures) (a) to the extent legally permissible and practicable, the Receiving Party or its Representatives as applicable provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure and (b) notwithstanding the foregoing, Receiving Party or its Representatives, as applicable, shall have no obligation pursuant to subsection (a) of this section if it determines that such actions would be inconsistent with its legal obligations or lawful interests in connection with such a legal, governmental or judicial requirement or request. The Disclosing Party, at its sole cost and expense, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement with respect to such disclosure. In the event that the Disclosing Party is unable to obtain such protective order or other appropriate remedy or the receipt of a waiver, the Receiving Party will furnish only that portion of the Confidential Information which it is advised by counsel (which may be its in-house legal department) is legally required.

Upon the written request of the Disclosing Party, but not earlier than the Termination Date (as defined in the Receivable Purchase Agreement), the Receiving Party will, (a) promptly return all Confidential Information furnished to the Receiving Party by or on behalf of the Disclosing Party or the Receiving Party shall destroy all Confidential Information and (b) promptly destroy all notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by the Receiving Party or its Representatives to the extent they contain Confidential Information; provided, however, that electronic copies of or containing Confidential Information that are automatically generated through data backup and/or archiving systems and which are not readily accessible by the Receiving Party's business personnel (the "electronic copies"), shall not be deemed to violate this Agreement, so long as such Confidential Information is not disclosed or used in violation of the terms of this Agreement. Notwithstanding the foregoing, the Receiving Party may retain such copies of Confidential Information as required by applicable law, rule or regulation and Receiving Party's internal document retention policies and procedures. Any materials so retained shall remain subject to the terms and conditions of this Agreement for the period provided herein.

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It is further understood and agreed that any breach of this Agreement by the Receiving Party or any of its Representatives may result in irreparable harm to the Disclosing Party, that money damages may not be a sufficient remedy for any such breach of this Agreement, and that the Disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Notwithstanding anything to the contrary contained herein, Receiving Party and its Representatives shall not be liable for any consequential, indirect, punitive or special losses or damages (including, but not limited to, lost profits, lost earnings and loss of production) incurred by the Disclosing Party or its Representatives in connection with Receiving Party's performance or failure to perform any of its obligations under this Agreement, or the breach of any representation, warranty or other obligation hereunder, whether expressed or implied and whether such damages are claimed under breach of warranty, breach of contract, tort, or other theory or cause of action at law or in equity.

Notwithstanding anything to the contrary set forth in this Agreement, either Party or its respective Representatives shall be able to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction(s) contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided relating to such tax treatment and tax structure.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state. EACH PARTY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY RELATING TO OR ARISING FROM THIS AGREEMENT. In addition, each party consents to the jurisdiction of the courts of the State of New York and the United States District Court, in each case located in the County of New York, State of New York, in any proceeding arising from or relating to this Agreement.

This Agreement contains the entire agreement between the parties hereto as to the subject matter hereof and concerning confidentiality of the Confidential Information, and no modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless approved in writing by each party. This Agreement shall be binding upon and inure solely to the benefit of each party and its respective successors and assigns and supersedes any prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof.

This Agreement shall terminate two (2) years after the Effective Date.

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This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts and delivered by facsimile or other electronic transmission, each of which when executed shall be effective as delivery of a manually executed counterpart thereof and which taken together shall constitute one and the same Agreement.

Notwithstanding anything to the contrary in this Agreement, the Parties agree that nothing shall preclude the BOFA Parties and their affiliates in any manner or in any way from providing, arranging or participating in any financing for, providing advisory or other services to third parties in, or acting as a principal in, transactions which may involve you and your Representatives, provided that the BOFA Parties and their affiliates shall not disclose any Confidential Information in connection therewith.

It is further acknowledged by the Parties that this Agreement does not obligate either Party to enter into any further agreement or to proceed with or participate in any further transaction or refrain from entering into any further agreement or further negotiations with any Party.

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IN WITNESS WHEREOF, by signing below, the Parties hereby agree to the above terms and conditions of this Agreement and intend to be legally bound thereby as of the date first above written.

ELIXIR INSURANCE COMPANY

By:
Name:
Title:

Exhibit J

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

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PART D RECEIVABLE TRUST 2020-1, acting solely with respect to Part D Receivable Trust 2020-1, Series G

By: BANK OF AMERICA, N.A., not in its individual capacity but solely as Administrator

By:
Name:
Title:

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